Oppenheimer Limited Term Municipal Fund
NSAR Exhibit – Item 77I

Oppenheimer Limited Term Municipal Fund, a series of Oppenheimer Municipal Fund (the "Registrant"), which offers shares classes A, B and C, began offering Class Y shares on January 31, 2011.  Post−Effective Amendment No. 36 to the Registrant's Registration Statement, Accession Number 0000728889-11-000082, which includes the terms of Class Y shares, is hereby incorporated by reference as part of the response to Item 77I of the Registrant's Form N−SAR.